ARTICLES OF AMENDMENT

                                       OF

                     PRINCIPAL AGGRESSIVE GROWTH FUND, INC.

         Principal Aggressive Growth Fund, Inc., a Maryland Corporation having its principal office in this state in Baltimore City, Maryland (hereinafter called the Corporation), hereby certifies to the State Department of Assessments and Taxation of Maryland, that:

         FIRST:  The charter of the  Corporation  is hereby  amended by changing
Article II of the Articles of Incorporation so that as amended, said Article shall be and read as follows:

         "The name of the corporation is Principal Partners Aggressive Growth Fund, Inc. hereinafter called the 'Corporation'."

         SECOND: The executive committee of the board of directors of the Corporation on October 5, 1999 duly adopted the following action:

         "Effective this date, the name of the Corporation is changed to Principal Partners Aggressive Growth Fund, Inc. and the officers of the Corporation are directed to take all steps necessary and required to effect this change."

         THIRD: No stock entitled to be voted on the proposed name change was outstanding or subscribed for at the time the executive committee of the board of directors adopted the action.

         FOURTH: The executive committee of the board of directors believes the action is in the best interests of the corporation.

         FIFTH: The Articles of Amendment shall become effective on the 15th day of October, 1999.

         IN WITNESS WHEREOF, Principal Aggressive Growth Fund, Inc. has caused these presents to be signed in its name and on its behalf by its Vice President and by its Assistant Secretary on October 15, 1999.

                                       Principal Aggressive Growth Fund, Inc.

                                       By  /s/ Arthur S. Filean
                                         _____________________________________
                                         Vice President and Secretary

                                                 Arthur S. Filean
                                          ____________________________________
Attest

/s/ Ernest H. Gillum
____________________________________
Assistant Secretary

       Ernest H. Gillum
____________________________________

         THE UNDERSIGNED, Vice President of Principal Aggressive Growth Fund, Inc., who executed on behalf of said corporation the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said corporation, the foregoing Articles of Amendment to be the corporate act of said corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

                                           /s/ Arthur S. Filean
                                    __________________________________________
                                    Arthur S. Filean